                                                                 Exhibit (d)(16)

              ADDENDUM NO. 9 TO THE INVESTMENT ADVISORY AGREEMENT


     This Addendum, dated as of the 27th day of November, 2000, is entered into between FIRSTAR FUNDS, INC. (the "Company"), a Wisconsin corporation, and Firstar Investment Research and Management Company, LLC (the "Investment Adviser").

     WHEREAS, the Company and the Investment Adviser have entered into an Investment Advisory Agreement dated as of March 27, 1992 (the "Advisory Agreement"), pursuant to which the Company appointed the Investment Adviser to act as investment adviser to the Company for its Balanced Fund;

     WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Company establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as the investment adviser under the Advisory Agreement, the Company shall so notify the Investment Adviser in writing, and if the Investment Adviser is willing to render such services it shall notify the Company in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Company and the Investment Adviser; and

     WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Company has notified the Investment Adviser that it has established the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund and that it desires to retain the Investment Adviser to act as the investment adviser therefor, and the Investment Adviser has notified the Company that it is willing to serve as investment adviser for the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund (the "Funds");

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment.  The Company hereby appoints the Investment Adviser
          -----------
to act as investment adviser to the Company for the Funds for the period and the terms set forth herein and in the Advisory Agreement. The Investment Adviser hereby accepts such appointment and agrees to render the services set forth herein and in the Advisory Agreement, for the compensation herein provided.

     2.   Compensation.  For the services provided and the expenses assumed
          ------------
with respect to the Funds pursuant to the Advisory Agreement and this Addendum, the Company will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor (a) 4/10 of the gross income earned by each Fund on the loan of its securities (excluding capital gains and losses if any), plus (b) a fee, computed daily and paid monthly, at the annual rate of 0.50% of the average daily net assets of the Ohio Tax-Exempt Money Market Fund, 0.50% of the average daily net assets of the Aggregate Bond Fund, 0.55% of the average daily net assets of the National Municipal Bond Fund, 0.45% of the average daily net assets of the Missouri Tax-Exempt Bond Fund, 0.60% of the average daily net assets of the U.S. Government Securities Fund, 0.95% of the average daily net assets of the Strategic Income Fund, 0.75% of the average daily net assets of the Equity Income Fund, 0.75% of the average daily net assets of the Relative Value Fund, 0.95% of the average daily net assets of the Large Cap Growth Fund, 1.05% of the average daily net assets of the Science & Technology Fund, 0.75% of the average daily net assets of the REIT Fund, 0.40% of the average daily net assets of the Small Cap Index Fund and 0.75% of the average daily net assets of the Global Equity Fund.

     3.   Miscellaneous.  Except to the extent supplemented hereby, the
          -------------
Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                          FIRSTAR FUNDS, INC.


                                          By: /s/ Laura Rauman
                                              ---------------------------
                                             Title: Vice President



                                          FIRSTAR INVESTMENT RESEARCH
                                            AND MANAGEMENT COMPANY, LLC


                                          By: /s/ Marian E. Zentmyer
                                             ----------------------------
                                             Title: President

                                      -2-